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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                        Formation
Direct Subsidiaries                                       State
-------------------                                       -----

     Apple Hospitality Two, Inc.                            VA
     Apple Hospitality Management, Inc.                     VA
     AHT Res I GP, Inc.                                     VA
     AHT Res I LP, Inc.                                     VA
     AHT Res III GP, Inc.                                   VA
     AHT Res III LP, Inc.                                   VA
     Apple Res III Corporation                              DE

Indirect Subsidiaries
---------------------

     Marriott Residence Inn USA Limited Partnership         DE
     Residence Inn III LLC                                  DE
     AHM Res I GP, Inc.                                     VA
     AHM Res I LP, Inc.                                     VA
     AHM Res I Limited Partnership                          VA
     AHT Res Acquisition L.P.                               DE